UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 6, 2020

SYNDAX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37708	32-0162505
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Building D, Floor 3 35 Gatehouse Drive Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 419-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNDX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On July 7, 2020, Syndax Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that Daphne Karydas will join the Company as Chief Financial Officer, effective July 13, 2020. Ms. Karydas served as a financial advisor to the Company since May 12, 2020. In connection with Ms. Karydas’ appointment as Chief Financial Officer, she will also be appointed Principal Financial Officer, Principal Accounting Officer and Treasurer of the Company. On July 6, 2020, Richard P. Shea, Chief Financial Officer of the Company notified the Company of his intention to retire and resign from his position as Chief Financial Officer and all related roles with the Company.  The notice was given in connection with a succession plan developed by Mr. Shea and the Company and the announcement of Mr. Shea’s plan to retire.

Prior to joining the Company, Ms. Karydas served as Senior Vice President, Corporate Financial Planning & Analysis and Strategy of Allergan plc, a publicly traded global pharmaceutical leader prior to its acquisition by AbbVie Inc. in May 2020.  Ms. Karydas joined Allergan in 2017 as its Senior Vice President of Global Investor Relations & Strategy.  Prior to Allergan, Ms. Karydas worked at JP Morgan Asset Management starting in 2015 as Executive Director, Senior Healthcare Analyst, and previously held roles at The Boston Company Asset Management, Goldman, Sachs & Co., and Merck & Co., Inc.  Ms. Karydas received an B.S. and M.S. from Massachusetts Institute of Technology and an M.B.A. from Harvard Business School.

There are no arrangements or understandings with the Company pursuant to which Ms. Karydas was appointed to serve as Chief Financial Officer. There are no family relationships between Ms. Karydas and any director or executive officer of the Company, and there are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Ms. Karydas was a participant.

In connection with her appointment, the Company entered into an employment agreement with Ms. Karydas, effective July 13, 2020 (the “Employment Agreement”), providing for the terms of her employment, including (i) an annual base salary of $425,000; (ii) an annual target bonus equal to 40% of her base salary, which bonus will be pro-rated for 2020; and (iii) a one-time grant of an option to purchase 215,000 shares of the Company’s common stock, exercisable at a price per share equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on May 12, 2020, the date of grant and the date that Ms. Karydas became a financial advisor to the Company. Twenty-five percent (25%) of the shares subject to such option shall vest on the one-year anniversary of the vesting commencement date, and one forty-eighth (1/48th) of the shares of common stock subject to such option shall vest monthly thereafter on the last day of each month over the following thirty-six (36) months until all of the shares subject to such option are fully vested, subject to continued service. In addition to the annual target bonus, Ms. Karydas will receive a one-time sign-on bonus of $50,000, which shall be payable in full on March 1, 2021 provided that Ms. Karydas is then employed by the Company.  In the event of Ms. Karydas’ voluntary resignation within a year of July 13, 2020, she will repay a prorated portion of such sign-on bonus to the Company promptly following the termination of employment.

Ms. Karydas’ employment agreement further provides that in the event her employment is terminated without “cause,” as defined in his employment agreement, or she terminates her employment for “good reason,” as defined in her employment agreement, she is entitled to (i) a lump sum severance payment equal to nine months base salary, (ii) payment on his behalf of up to nine months of health insurance benefits continuation and (iii) with respect to equity awards granted to Ms. Karydas prior to the date of her termination, accelerated vesting and the lapse of any reacquisition or repurchase rights that the Company holds with respect to such equity awards for the portion of such equity awards that would have otherwise vested within the 12-month period following the date of Ms. Karydas’ termination were she to remain employed with the Company during such 12-month period. If Ms. Karydas’ employment is terminated without cause or she terminates her employment for good reason within three months prior to, or 12 months after, a “change in control” of the Company, as defined in her employment agreement, she is instead entitled to (a) a lump sum severance payment equal to the sum of 12 months base salary and 100% of the greater of (1) the average annual target performance bonus paid to her for the preceding three years or (2) her annual target performance bonus in effect as of the change in control, (b) payment on her behalf of up to 12 months of health insurance benefits continuation and (c) full accelerated vesting on all of her unvested options and the lapse of any reacquisition or repurchase rights that the Company holds with respect to any other equity award granted to her pursuant to any of the Company’s equity incentive plans. In order to receive her severance benefits, Ms. Karydas must sign a general release of claims.

Ms. Karydas’ employment agreement further provides that in the event the severance and other benefits provided for or otherwise payable to her constitute “parachute payments” within the meaning of Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, the Company will pay either (i) Ms. Karydas’ severance benefits under the employment agreement in full or (ii) only a part of Ms. Karydas’ severance benefits under the employment agreement such that Ms. Karydas receives the largest payment possible without the imposition of the excise tax, in each case, depending upon which alternative would result in Ms. Karydas receiving the greater net after-tax payment.

In connection with her appointment as Chief Financial Officer, Ms. Karydas entered into the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.21 to the Registration Statement on Form S-1 (File No. 333-208861) filed with the SEC on January 4, 2016.

Mr. Shea will remain with the Company to assist with transition through July 31, 2020.  Thereafter Mr. Shea will serve as an advisor to the Company for a period of 18 months.  During the advisory term, the Company will (a) pay Mr. Shea a flat fee of $4,000 per month, and (b) if Mr. Shea elects COBRA continuation coverage, the payment or reimbursement of the healthcare insurance premium for Mr. Shea and his covered dependents through the earlier of: (i) eighteen (18) months; (ii) the termination of Mr. Shea’s qualification or eligibility for COBRA continuation coverage; or (iii) Mr. Shea and his dependents becoming eligible for healthcare coverage under another employer’s plan.  Notwithstanding the foregoing, in the event that during the term Mr. Shea determines that he no longer wishes to receive the health care benefits outlined above, then the Company shall increase his monthly fee for Services to $6,000 per month.

In addition to the foregoing, during the advisory term, the vesting of all of Mr. Shea’s issued and outstanding stock option grants shall continue uninterrupted in accordance with their terms. Following the advisory term, in accordance with the terms of Mr. Shea’s existing and outstanding stock option grants, he has ninety (90) days to exercise such stock option grants in accordance with their terms.

Upon a “change in control” of the Company, as defined in his advisory agreement, (a) the vesting and exercisability of all outstanding options to purchase the Company’s common stock (or stock appreciation rights or other rights with respect to the stock of the Company issued pursuant to any equity incentive plan of the Company) that are held by Mr. Shea shall be accelerated in full, (b) any reacquisition or repurchase rights held by the Company with respect to common stock issued or issuable (or with respect to other rights with respect to the stock of the Company issued or issuable) pursuant to any other stock award granted to Mr. Shea pursuant to any equity incentive plan of the Company shall lapse and (c) the time period that Mr. Shea has to exercise any outstanding options to purchase the Company’s common stock that are held by Mr. Shea shall be extended for a period equal to the shorter of (i) twelve (12) months or (ii) the remaining term of the outstanding option.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit.

Exhibit No.	Description

99.1	Press release, dated July 7, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNDAX PHARMACEUTICALS, INC.

By:	/s/ Briggs W. Morrison, M.D.
Briggs W. Morrison, M.D.
Chief Executive Officer

Dated: July 7, 2020